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                                                                     Exhibit 5.5



                  [Letterhead of Wille, Gregory & Lundeen LLP]



                                December 4, 2003



Volume Services America Holdings, Inc.
201 East Broad Street
Spartanburg, SC 29306

            RE:   Service America Corporation of Wisconsin

Ladies and Gentlemen:

            We have acted as special Wisconsin counsel to Volume Services America Holdings, Inc. (the "Issuer") and its wholly owned subsidiary, Service America Corporation of Wisconsin, a Wisconsin corporation (the "Corporation"), in connection with a Registration Statement on Form S-1 (Registration No. 333-103169) filed with the Securities and Exchange Commission (the "commission") pursuant to the Securities Act of 1933, as amended, (the "Securities Act") on December 4, 2003, (such Registration Statement, together with the pre-effective amendments thereto filed through the date hereof and any additional registration statement that may be filed pursuant to Rule 462(b) (as prescribed by the Commission) being referred to as the "Registration Statement") by the Issuer and the guarantors listed therein, including the Corporation (the other guarantors and Corporation, together with the Issuer, being referred to as the "Guarantors"). The Registration Statement relates to the issuance, by the Issuer, of $286,191,923 maximum aggregate principal amount of Income Deposit Securities (the "IDSs"), representing shares of common stock and subordinated notes (the "Notes") and the issuance by the Guarantors of guarantees (the "Guarantees"), with respect to the Notes. The Notes and the Guarantees will be issued under an indenture (the "Indenture") among the Issuer, the Guarantors and The Bank of New York, a national banking association, as Trustee. The IDSs will be offered by the Issuer in exchange for cash.

            This opinion is being delivered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett LLP, counsel to the Issuer.

            As special Wisconsin counsel to the Corporation, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

            (i) Amendment No. 7 to the Registration Statement, as filed with the Commission on December 4, 2003;
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Volume Services America Holdings, Inc.
December 4, 2003
Page 2

            (ii) the Restated Articles of Incorporation and Amended and Restated By-Laws as approved by action of the Board of Directors of the Corporation on August 22, 2003;

            (iii) certain resolutions of the Board of Directors of the
                  Corporation adopted on August 22, 2003 relating to the issuance of the IDSs (and the subordinated notes and shares of common stock represented by the IDSs), the Indenture, the Guarantees and the other transactions contemplated by the Registration Statement; and

            (iv)  the Indenture;

each of which has been filed with the Commission, in the case of the documents listed in paragraphs (ii) and (iv) above, as exhibits to the Registration Statement as so filed, and in all cases which have been certified to us as true and complete copies by an officer of the Corporation. We also have examined and relied upon the following statements:

            (a) an officer's certificate of the Corporation, certifying as to the correctness of the Restated and Amended Articles of Incorporation; and

            (b) such other documents, records, agreements and certificates of the Corporation and Issuer and such other parties as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

            1. The Indenture has been duly authorized by all requisite corporate action on the part of the Corporation; and upon due execution and delivery of the Indenture, the Indenture will have been duly and validly authorized, executed and delivered by the Corporation.

            2. The execution and delivery of the Indenture by the Corporation and the performance by the Corporation of the Indenture and the Guarantee given by the Corporation
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Volume Services America Holdings, Inc.
December 4, 2003
Page 3

thereunder will not violate the Corporation's Restated Articles of Incorporation or Bylaws, and will not violate any applicable Wisconsin law.

            In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following assumptions and qualifications:

            (1) The opinions expressed herein are based upon and limited to the applicable laws of the State of Wisconsin, as in effect as of the date hereof, and our knowledge of the facts relevant to such opinions on such date. In this regard, we note that we are members of the State Bar of Wisconsin, we do not express any opinion herein as to matters governed by the laws of any other jurisdiction, we do not purport to be experts in any other laws and we can accept no responsibility for the applicability or effect of any such laws. In addition, we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that affect the opinions expressed herein.

            (2) We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Corporation under the Guarantee of Wisconsin law relating to fraudulent transfers and obligations.

            (3) We have not been requested to render and, with your permission, we express no opinion as to the applicability of Wisconsin securities laws, including without limitation, such laws relating to the issuance, sale, solicitation, transfer, registration or other disposition of securities.

            (4) This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters.

            This opinion is being rendered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett LLP, counsel to the Issuer. It may be relied upon by counsel for that purpose. In addition, we hereby consent to the filing of this opinion letter as part of an exhibit to the Registration Statement and to the listing of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement, but only as to the matters expressly set forth herein.


                                    Very truly yours,

                                    /s/ Wille, Gregory & Lundeen LLP

                                    WILLE, GREGORY & LUNDEEN LLP